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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 7 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 14, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report to the Trustees and Shareholders of Time Horizon Portfolio 1, Time Horizon Portfolio 2 and Time Horizon Portfolio 3 (constituting Time Horizon Funds) and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


[PRICEWATERHOUSECOOPERS LLP]
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PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
October 30, 1998